Exhibit 32(a)

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Dataram Corporation, a New Jersey corporation (the Company”), on Form 10-K for the year ended April 30, 2013, as filed with the Securities and Exchange Commission (the “Report”), John H. Freeman, Chief Executive Officer of the Company, does hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

July 29, 2013	/s/ John H. Freeman
John H. Freeman
President and Chief Executive Officer

[A signed original of this written statement required by Section 906 has been provided to Dataram Corporation and will be retained by Dataram Corporation and furnished to the Securities and Exchange Commission or its staff upon request.]